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                                                                    EXHIBIT 23.6

              [GILBERT LAUSTSEN JUNG ASSOCIATES LTD. LETTER HEAD]


                               LETTER OF CONSENT



TO:  Southern Mineral Corporation
     The Securities and Exchange Commission



                                       Re:  Neutrino Resources Inc.
                                            -----------------------

We refer to the following report prepared by Gilbert Laustsen Jung Associates
Ltd.:

 .  the Reserve Determination and Evaluation of the Canadian Oil and Gas
   Properties of Neutrino Resources Inc. effective January 1, 2000, dated January 6, 2000.

We hereby consent to the use of our name, reference to and excerpts from the said reports by Southern Mineral Corporation in its annual report and SEC 10 K filing.


                                       Yours very truly,


                                       GILBERT LAUSTSEN JUNG
                                       ASSOCIATES LTD.


                                       /s/ Wayne W. Chow
                                       --------------------------
                                       Wayne W. Chow, P. Eng.
                                       Vice-President


Calgary, Alberta
Date: March 28, 2000